        Exhibit 4.9
        Execution Version
FIFTH SUPPLEMENTAL INDENTURE
THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), entered into as of  December 12, 2024 among SEADRILL FINANCE LIMITED, an exempted company incorporated under the laws of Bermuda (the “Issuer”), Seadrill Switzerland GmbH, a Swiss limited liability company (“Switzerland”), Seadrill Rig Holdco Kft., a Hungarian corporation (“Holdco”), Seadrill Hungary Kft., a Hungarian corporation (“Hungary”, and together with Switzerland and Holdco, the “Undersigned”), and GLAS TRUST COMPANY LLC, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”).
RECITALS
WHEREAS, the Issuer, SEADRILL LIMITED, an exempted company incorporated under the laws of Bermuda (the “Company”), the other Guarantors party thereto, the Trustee and the Collateral Trustee entered into an Indenture, dated as of July 27, 2023 (as amended by (i) a first supplemental indenture dated August 8, 2023, (ii) a second supplemental indenture dated September 20, 2023 and (iii) a third supplemental indenture dated October 15, 2024, and as further amended, restated and supplemented or otherwise modified from time to time, the “Indenture”), relating to the Issuer’s 8.375% Senior Secured Second Lien Notes due 2030 (the “Notes”); and WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any Restricted Subsidiary of the Company (other than the Issuer) that guarantees any Debt of the Issuer or any Guarantor under the Credit Agreement or any other syndicated credit facility or capital markets debt in an aggregate principal amount in excess of $35,000,000 to provide a Note Guaranty.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Fifth Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.Each Undersigned, by its execution of this Fifth Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 4. This Fifth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or
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other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.
Section 5. This Fifth Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Fifth Supplemental Indenture will henceforth be read together.
Section 6. The recitals and statements herein are deemed to be those of the Issuer and each Undersigned and not the Trustee or the Collateral Trustee. The Trustee and the Collateral Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or the Note Guaranty provided by the Guarantor party to this Fifth Supplemental Indenture.
Section 7. All notices or other communications to the Issuer and the Guarantors shall be given as provided in Section 12.02 of the Indenture.
Section 8.The Trustee and the Collateral Trustee are entering into this Fifth Supplemental Indenture not in their individual capacities but solely in their capacities as Trustee and Collateral Trustee under the Indenture and the Collateral Trust Agreement. In entering into this Fifth Supplemental Indenture and acting hereunder, the Trustee and the Collateral Trustee shall be entitled to all rights, protections, indemnities and immunities granted to them under the Indenture, the Collateral Trust Agreement and any other Note Documents.
Section 9.
Section 10.
Section 11.[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

SEADRILL FINANCE LIMITED
By: /s/ Martyn David Svensen
Name: Martyn David Svensen
Title: Director

SEADRILL SWITZERLAND GMBH
By: /s/ Martyn David Svensen
Name: Martyn David Svensen
Title: Director

SEADRILL RIG HOLDCO KFT.
By: /s/ Martyn David Svensen
Name: Martyn David Svensen
Title: Director

SEADRILL HUNGARY KFT.
By: /s/ Martyn David Svensen
Name: Martyn David Svensen
Title: Director

Signature Page to Fifth Supplemental Indenture

GLAS TRUST COMPANY LLC, as Trustee

By: /s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

GLAS TRUST COMPANY LLC, as Collateral Trustee

By: /s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

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